UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 10/28/2013

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2013, pursuant to the Series B Convertible Preferred Stock Underwriting Agreement (the, “Underwriting Agreement”) with Cowen and Company LLC (“Cowen”) as representative of the underwriters named therein (the “Underwriters”), dated October 25, 2013, Dynavax Technologies Corporation (the “Company”) designated 43,430 shares of its authorized and unissued preferred stock as Series B Convertible Preferred Stock (the “Series B Preferred”) and filed a Certificate of Designation of Series B Convertible Preferred Stock with the Delaware Secretary of State. The Certificate of Designation classifies and designates the rights, preferences and privileges of the Series B Preferred (the “Certificate of Designation”), which is attached as Exhibit 3.1. Each share of Series B Preferred is convertible into 1,000 shares of the Company’s common stock at any time at the holder’s option. However, the holder will be prohibited from converting Series B Preferred into shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.98% of the total number of shares of the Company’s common stock then issued and outstanding. In the event of the Company’s liquidation, dissolution, or winding up, holders of Series B Preferred will receive a payment equal to $0.001 per share of Series B Preferred before any proceeds are distributed to the holders of common stock. Shares of Series B Preferred will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series B Preferred will be required to amend the terms of the Series B Preferred. Shares of Series B Preferred will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors, and will rank:

•	senior to all common stock;

•	senior to any class or series of capital stock hereafter created specifically ranking by its terms junior to the Series B Preferred;

•	on parity with the Company’s Series A Junior Participating Preferred Stock and any class or series of capital stock hereafter created specifically ranking by its terms on parity with the Series B Preferred; and

•	junior to any class or series of capital stock hereafter created specifically ranking by its terms senior to the Series B Preferred;

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVAX TECHNOLOGIES CORPORATION

Date: November 1, 2013	By:	/s/ Michael Ostrach
Michael S. Ostrach Vice President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Series B Convertible Preferred Stock.

4.1	Form of Specimen Preferred Stock Certificate.